                                                   Exhibit (p)

              MONTHLY CERTIFICATEHOLDERS' STATEMENT
                  DISCOVER CARD MASTER TRUST I
                 Series 2002-3 Monthly Statement

              Class A Certificate CUSIP # 25466KEA3
              Class B Certificate CUSIP # 25466KEB1

Distribution Date: March 15, 2005             Month Ending: February 28, 2005

Pursuant to the Series Supplement dated as of May 29, 2002, as amended, relating to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 by and between Discover Bank and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.Payments to investors in Series 2002-3 on this Distribution Date (per $1000 of Class Initial Investor Interest)

  Series 2002-3                       Total        Interest       Principal

  Class A 28 days at 2.7000000% $2.100000000    $2.100000000      $0.000000000

  Class B 28 days at 3.0000000% $2.333333404    $2.333333404      $0.000000000


2.Principal Receivables at the end of February, 2005
  (a)	Aggregate Investor Interest                           $27,062,620,000.00

        Seller Interest                                      $5,711,706,097.82

        Total Master Trust                                  $32,774,326,097.82

  (b)	Group One Investor Interest                           $27,062,620,000.00

  (c)   Group One Investor Interest for
       Interchange Series                                    $4,736,844,000.00

  (d)   Series 2002-3 Investor Interest                        $947,369,000.00


  (e)   Class A Investor Interest                              $900,000,000.00

        Class B Investor Interest                               $47,369,000.00

3.Allocation of Receivables and other amounts collected during February, 2005



                             Finance Charge      Principal
                               Collections      Collections      Interchange
(a)  Allocation between Investors and Seller:

Aggregate Investor Allocation$374,641,370.76 $4,978,916,276.47   $9,601,881.37

Seller Allocation             $78,965,740.30 $1,049,440,452.87  $58,724,322.03

(b) Group One Allocation     $374,641,370.76 $4,978,916,276.47   $9,601,881.37

(c) Series 2002-3 Allocation  $12,749,081.46   $169,432,994.23           $0.00

(d)  Class A Allocation       $12,111,763.47   $160,963,153.03           $0.00

     Class B Allocation          $637,317.99     $8,469,841.20           $0.00

                                  1

(e)	Principal Collections as a monthly percentage of Master
        Trust Receivables at the beginning of February, 2005            17.66%

(f)	Finance Charge Collections as a monthly percentage of Master
        Trust Receivables at the beginning of February, 2005             1.33%

(g)	Total Collections as a monthly percentage of Master
        Trust Receivables at the beginning of February, 2005            18.99%


4. Information Concerning the Series Principal Funding Account ("SPFA")

               Deposits into the  Deficit Amount
                 SPFA on this         on this          SPFA       Investment
               Distribution Date Distribution Date    Balance       Income
Series 2002-3              $0.00             $0.00         $0.00         $0.00


5. Information Concerning Amount of Controlled Liquidation Payments

                          Amount Paid on  Deficit Amount on   Total Payments
                               this              this          through this
                        Distribution Date Distribution Date Distribution Date
Series 2002-3                 $0.00             $0.00              $0.00


6. Information Concerning the Series Interest Funding Account ("SIFA")

                                     Deposits into the SIFA         SIFA
                                   on this Distribution Date       Balance
   Series 2002-3                                 $2,000,527.67           $0.00

7. Pool Factors for February, 2005
   Class A                                                          1.00000000

   Class B                                                          1.00000000


8.Investor Charged-Off Amount
                                                         Cumulative Investor
                                          February, 2005  Charged-Off Amount

  (a) Group One                          $150,100,957.94                 $0.00

  (b) Series 2002-3                        $5,107,949.87                 $0.00

  (c) Class A                              $4,852,606.90                 $0.00

      Class B                                $255,342.97                 $0.00

  (d) As an annualized percentage of
       Principal Receivables at the
       beginning of February, 2005                 6.47%                   N/A

                                  2

9.Investor Losses for February, 2005

                                                        Per $1,000 of Initial
                                              Total   Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 2002-3                           $0.00                     $0.00

   (c) Class A                                 $0.00                     $0.00

       Class B                                 $0.00                     $0.00

10. Reimbursement of Investor Losses for February, 2005

                                                       Per $1,000 of Initial
                                               Total Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 2002-3                           $0.00                     $0.00

   (c) Class A                                 $0.00                     $0.00

       Class B                                 $0.00                     $0.00

11. Aggregate Amount of Unreimbursed Investor Losses for February, 2005

                                                       Per $1,000 of Initial
                                              Total  Series Investor Interest
   (a) Group One                              $0.00                      $0.00

   (b) Series 2002-3                          $0.00                      $0.00

   (c) Class A                                $0.00                      $0.00

       Class B                                $0.00                      $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
   (a) Group One                                                $46,398,226.65

   (b) Series 2002-3                                             $1,578,948.33

   (c) Class A                                                   $1,500,000.00

       Class B                                                      $78,948.33

13. Class Available Subordinated Amount on this Distribution Date

                                                         As a Perecentage of
                                       Total          Class A Invested Amount
     Series 2002-3, Class B         $118,421,125.00                   13.1579%

                                  3

14. Total Available Credit Enhancement Amounts

                                                Shared Amount   Class B Amount
  (a) Maximum Amount on this Distribution Date          $0.00   $71,052,675.00

  (b) Available Amount on this Distribution Date        $0.00   $71,052,675.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date             $0.00            $0.00

  (d) Credit Enhancement Fee on this Distribution Date              $52,123.79

15. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   February, 2005                                           $33,184,359,708.81

                                      Delinquent Amount   Perecentage of Ending
    	Payment Status                 Ending Balance     Receivables Outstanding

   	30-59 Days                        $459,295,119.16           1.38%

   	60-179 Days                     $1,064,160,924.23           3.21%

                                                     (1)
16. Excess Spread Percentages on this Distribution Date

                 (2)
   (a) Group One                                                         4.73%
                                   (3)
   (b) Series 2002-3                                                     5.08%

17. Net Principal Charge-Off Percentage on this
   Distribution Date (4)
   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of February, 2005              5.50%

                              U.S. Bank National Association
                              as Trustee

                           BY:______________________________

                              Vice President


_____________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series or subseries, if any, with negative Series Excess Spreads.

(2) Group Excess Spread is the sum of the Series Excess Spreads for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) Series Excess Spread for this Series is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of
(i) the monthly interest for this Series (see 'Deposits into the SIFA on this Distribution Date' in Item 6), (ii) the monthly servicing fee for this Series (see Item 12(b)),
(iii) the Investor Charged-Off Amount(see Item 8(b)), and
(iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. For purposes of determining Group Excess Spread, Series Excess Spread is the amount calculated as described above minus the amount of any payment by the Trust under the Trust's subordinated interest rate swap for this series. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, all recoveries are treated as Finance Charge Collections and are included as such in Item 3.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         DISCOVER CARD MASTER TRUST I

                        Series 2002-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES
 	The undersigned, a duly authorized representative of Discover Bank, as Master Servicer pursuant to the Amended and Restated Pooling &
Servicing Agreement  dated as of November 3, 2004 (the 'Pooling &
Servicing Agreement') and the Series Supplement, dated as of May 29, 2002, as amended (the 'Series Supplement') by and between
Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the
 Discover Card Master Trust I, Series 2002-3 Master Trust
Certificates for the Distribution Date occurring  on March 15,  2005:

1. Discover Bank is Master Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
   February, 2005 is equal to                                $6,481,963,840.40

4. The aggregate amount of Class A Principal Collections
   processed during February, 2005 is equal to                 $160,963,153.03


5. The aggregate amount of Class A Finance Charge Collections
   processed during February, 2005 is equal to                  $12,111,763.47

6. The aggregate amount of Class A Interchange processed
   during February, 2005 is equal to                                     $0.00


7. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       February, 2005 is equal to                                        $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                $0.00


8. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series
   Supplement:

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00


   (c) with respect to the Class A Investor Interest is equal to         $0.00

9. The sum of all amounts payable to the Class A Certificateholders
   on the current Distribution Date is equal to                  $1,890,000.00

                                  1

10.The aggregate amount of Class B Principal Collections
   processed during February, 2005 is equal to                   $8,469,841.20


11.The aggregate amount of Class B Finance Charge Collections
   processed during February, 2005 is equal to                     $637,317.99

12.The aggregate amount of Class B Interchange processed
   during February, 2005 is equal to                                     $0.00


13.(a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during
       February, 2005 is equal to                                        $0.00

   (b) The aggregate amount of Class B Additional Funds for
       this Distribution date is equal to                                $0.00


14.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series
   Supplement:

   (a) with respect to the Class B Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class B Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00


   (c) with respect to the Class B Investor Interest is equal to         $0.00

15.The sum of all amounts payable to the Class B Certificateholders
   on the current Distribution Date is equal to                    $110,527.67




16. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee Pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of March, 2005.


Series 2002-3                     DISCOVER BANK
                                  as Master Servicer


                                  By: /S/ Michael F. Rickert
                                  ___________________________________
                                  Vice President,
                                  Chief Accounting Officer
                                  and Treasurer



                                  2